Exhibit 99.4

LETTER FROM BROKER TO BENEFICIAL HOLDERS REGARDING

OFFER TO EXCHANGE

OUTSTANDING 8% SENIOR NOTES DUE 2018

FOR

REGISTERED 8% SERIES B SENIOR NOTES DUE 2018

OF

ALLBRITTON COMMUNICATIONS COMPANY

To Our Clients:

We are enclosing herewith a Prospectus, dated                     , 2010, of Allbritton Communications Company (the “Company”) and a related Letter of Transmittal relating to the offer by the Company to exchange the Company’s issued and outstanding 8% Senior Notes due 2018 (the “Initial Notes”) issued by the Company on April 30, 2010 for a like principal amount of the Company’s registered 8% Series B Senior Notes due 2018 (the “Exchange Notes”) pursuant to an offering (the “Exchange Offer”) registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010, UNLESS EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Initial Notes being tendered.

This material is being forwarded to you as the beneficial owner of the Initial Notes carried by us in your account, but not registered in your name. A TENDER OF SUCH INITIAL NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER FOR YOUR ACCOUNT AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER INITIAL NOTES.

Pursuant to the Letter of Transmittal, each holder of Initial Notes must make certain representations and warranties that are set forth in the Letter of Transmittal and in the attached form that we have provided to you for your instructions regarding what action we should take in the Exchange Offer with respect to your interest in the Initial Notes.

We request instructions as to whether you wish to tender any or all of your Initial Notes held by us for your account pursuant to the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Initial Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010, UNLESS EXTENDED. Initial Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to such Expiration Date.

If you wish to have us tender any or all of your Initial Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Initial Notes held by us and registered in our name for your account or benefit. NONE OF THE INITIAL NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN, YOUR SIGNATURE ON THE ATTACHED INSTRUCTIONS SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF THE INITIAL NOTES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

The undersigned acknowledge(s) receipt of your letter relating to the Exchange Offer with respect to the Initial Notes.

This will instruct you to tender the aggregate principal amount at maturity of old notes indicated below held by you or for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount at maturity of old notes held by you for the account or benefit of the undersigned) upon the terms and subject to the conditions set forth in the Offer Documents.

DESCRIPTION OF OLD NOTES TENDERED

☐	Please do not tender any Initial Notes held by you for my account.

☐	Please tender the Initial Notes held by you for my account as indicated below:

Initial Notes	Principal Amount of Initial Notes to be Tendered
8% Senior Notes due 2018

ALL HOLDERS, PLEASE COMPLETE THE FOLLOWING: Dated:                    , 2010

Signature(s):

Print Name(s) and Title here:

Print Address(es):

(Include Zip Code)

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Initial Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Initial Notes held by us for your account.